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                                      FORM 8-A

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

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                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

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                             BOATMEN'S BANCSHARES, INC.
               (Exact name of registrant as specified in its charter)


                 Missouri                                 43-0672260
-----------------------------------------      --------------------------------
(State of incorporation or organization)           (IRS Employer I.D. No.)

       One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri     63101
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       (Address of principal executive offices)                      (Zip Code)


       If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

       If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
       please check the following box.  / /
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          Securities to be registered pursuant to Section 12(b) of the Act:

                                                    Name of each on
                    Title of each class             which registered
                    -------------------             ----------------
                          None                            None
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          Securities to be registered pursuant to Section 12(g) of the Act:

       Depositary Shares, each representing 1/16th interest in a share of 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference of $400 per share (equivalent to $25 per Depositary Share) plus accrued and unpaid dividends.

                                  (Title of Class)

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                  INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The information set forth under the captions "DESCRIPTION OF BOATMEN'S CAPITAL STOCK -- Boatmen's Common," " -- Boatmen's New Preferred Depositary Shares" and " -- Boatmen's New Preferred" included in the Joint Proxy Statement/Prospectus which forms part of the Form S-4 Registration Statement No. 33-64087 (the "Form
S-4") originally filed with the Securities and Exchange Commission on November 8, 1995, and amended on November 9, 1995, is incorporated herein by reference.


ITEM 2.      EXHIBITS.

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       The following exhibits, each of which has been previously
filed as an exhibit to the Form S-4, are hereby incorporated by reference herein pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended, and filed as part of this Registration Statement:

Exhibit No.                               Description
-----------                               -----------
    1 Deposit Agreement, dated as of February 24, 1992, among Fourth Financial Corporation,
                          BANK IV Kansas, National Association (n/k/a
                          BANK IV, National Association) and the holders from time to time of Depositary Receipts named thereunder (Exhibit 4(b) to Form S-4).

    2 Form of Assignment and Assumption of and Amendment #1 to Deposit Agreement among Boatmen's Bancshares, Inc., Acquisition Sub, Inc. and Bank IV, National Association (Exhibit 4(c) to Form S-4).

    3 Form of Certificate of Designation for Boatmen's Bancshares, Inc. 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share (Exhibit 4(d) to Form S-4).

    4 Form of Stock Certificate for Boatmen's Bancshares, Inc. 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share (Exhibit 4(e) to Form S-4).

    5 Form of Depositary Receipt evidencing depositary shares representing the Boatmen's Bancshares, Inc. 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share (Exhibit 4(f) to Form S-4).
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                               SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BOATMEN'S BANCSHARES, INC.


                                       By:  /s/ David L. Foulk
                                          -------------------------------------
                                              David L. Foulk
                                              Vice President and Secretary


Dated:   January 10, 1996.






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                             BOATMEN'S BANCSHARES, INC.
                          FORM 8-A REGISTRATION STATEMENT

                                      EXHIBIT INDEX

Exhibit No.                              Description
-----------                              -----------

    1              Deposit Agreement, dated as of February 24, 1992, among
                   Fourth Financial Corporation, BANK IV Kansas, National
                   Association (n/k/a BANK IV, National Association) and the holders from time to time of Depositary Receipts named thereunder (Exhibit 4(b) to Form S-4).

    2              Form of Assignment and Assumption of and Amendment #1 to
                   Deposit Agreement among Boatmen's Bancshares, Inc.,
                   Acquisition Sub, Inc. and Bank IV, National Association
                   (Exhibit 4(c) to Form S-4).

    3              Form of Certificate of Designation for Boatmen's
                   Bancshares, Inc. 7% Cumulative Convertible Preferred
                   Stock, Series A, stated value $100 per share, liquidation preference $400 per share (Exhibit 4(d) to Form S-4).

    4              Form of Stock Certificate for Boatmen's Bancshares, Inc.
                   7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share (Exhibit 4(e) to Form S-4).

    5 Form of Depositary Receipt evidencing depositary shares representing the Boatmen's Bancshares, Inc. 7%
                   Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share (Exhibit 4(f) to Form S-4).
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